Exhibit 4.6

FIRST AMENDMENT TO INVESTMENT AGREEMENT

THIS FIRST AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”), effective as of September 30, 2006, is by and among INTERSEARCH GROUP, INC., a Florida corporation (“Company”), and CAPITAL SOUTH PARTNERS FUND I LIMITED PARTNERSHIP, a North Carolina limited partnership (“CapitalSouth I”), CAPITAL SOUTH PARTNERS FUND II LIMITED PARTNERSHIP, a North Carolina limited partnership (“CapitalSouth II”), and HARBERT MEZZANINE PARTNERS II SBIC, L.P., a Delaware limited partnership (“Harbert” and, together with CapitalSouth I and CapitalSouth II, collectively, the “Investors”), and is consented to by the undersigned guarantors under the Investment Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and the Investors are parties to that certain Investment Agreement dated as of July 21, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”);

WHEREAS, the Company has requested that the Investors agree to amend Section 7.3 of the Investment Agreement.

WHEREAS, the Investors are willing to amend the Investment Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

Section 1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement.

Section 2.     Amendment to Investment Agreement. Effective as of September 30, 2006, the text of Section 7.3 of the Investment Agreement is hereby deleted in its entirety and is replaced with the following: “The Company will not permit Capital Expenditures during any fiscal year to be greater than (a) $1,500,000 per annum for the fiscal year ending December 31, 2006, and (b) $500,000 per annum for any fiscal year thereafter.

Section 3.     Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

a)	the execution and delivery of this Amendment by the Company and the Investors;

b)	all representations and warranties set forth in Section 4 below being true, correct and complete; and

c)	no Default or Event of Default has occurred and is continuing or would arise after giving effect to this Amendment.

Section 4.     Representations and Warranties. The Company hereby represents and warrants to the Investors as follows:

a)	each Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization;

b)	each Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment;

c)	the execution, delivery and performance by each Credit Party of this Amendment have been duly authorized by all necessary action; and

d)	this Amendment constitutes the legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

Section 5.     Confirmation of Guaranty. Each undersigned Guarantor, as guarantor of the Obligations of Company under the Investment Agreement, hereby consents to the foregoing amendment to the Investment Agreement, waives any defense to its guaranty liability occasioned by such amendment and confirms that the Guaranty remains unchanged and in full force and effect. The foregoing consent, waiver and acknowledgment of such Guarantors are made as of the date of this amendment.

Section 6.     No Other Amendment. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute an amendment of or to any term or condition contained in the Investment Agreement or any of the other Investment Documents or constitute a course of conduct or dealing among the parties. The Investors reserve all rights, privileges and remedies under the Investment Documents. Except as amended hereby, the Investment Agreement and other Investment Documents remain unmodified and in full force and effect. All references in the Investment Documents to the Investment Agreement shall be deemed to be references to the Investment Agreement as amended hereby.

Section 7.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument. Any facsimiled or photocopied signature hereto shall be deemed an original signature, which hereby may be relied upon by any Person and shall be binding upon the respective signor.

Section 8.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company and the Investors and their respective successors and assigns.

Section 9.     Further Assurance. The Company hereby agrees from time to time, as and when requested by the Investors, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Investor may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Investment Agreement and the Investment Documents.

Section 10.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Section 11.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

COMPANY:

INTERSEARCH GROUP, INC., a Florida corporation

By:	/s/ Daniel M. O’Donnell
Name: Daniel M. O’Donnell
Title: President

INVESTORS:

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP

By:	CapitalSouth Partners, LLC, General Partner

By:	/s/ Joseph B. Alala
Joseph B. Alala, President and Manager

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

By:	CapitalSouth Partners F-II, LLC, General Partner

By:	/s/ Joseph B. Alala
Joseph B. Alala, President and Manager

[Signatures Continue on Following Page ]

HARBERT MEZZANINE PARTNERS II SBIC, LP

By:	HMP II SBIC GP, LLC

Its:	General Partner

	By:	Harbert Mezzanine Partners II GP, LLC

	Its:	Manager

By:	Harbert Mezzanine Manager II, Inc.

Its:	Sole Manager

By:	/s/ John C. Harris

Name:

Title:	VP

[Remainder of Page Intentionally Left Blank; Signatures Continue on Following Page ]

GUARANTORS:

INTERSEARCH GROUP, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

WALNUT VENTURES, INC.

By:	/s/Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

INTERSEARCH CORPORATE SERVICES, INC.

By:	/s/ Kimberly L. O’Donnell
Name:	Kimberly L. O’Donnell
Title:	President

LA JOLLA INTERNET PROPERTIES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

INTERNET REVENUE SERVICES, INC.

By:	/s/ Robert Hoult
Name:	Robert Hoult
Title:	President

OVERSEAS INTERNET PROPERTIES, INC.

By:	/s/ Kimberly L. O’Donnell
Name:	Kimberly L. O’Donnell
Title:	President

[Signatures Continue on Following Page]

DOTTED VENTURES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President